UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

AUGUST TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report

Item 5.                                                           Other Events.

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, James A. Bernards, a director of August Technology Corporation (the “Company”), on May 12, 2004, adopted a trading plan (the “Plan”) to provide for an orderly disposition of a portion of his holdings of the Company’s Common Stock.  Under the Plan, Mr. Bernards plans to sell shares of Stock at pre-determined price thresholds.  The Plan permits sales of up to 10,000 shares and the Plan will continue until all of the shares have been sold, unless terminated earlier as permitted by the Plan.

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(c)                                  Exhibits:  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2004

AUGUST TECHNOLOGY CORPORATION

	By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer